                                                                   EXHIBIT 10.12

STATE OF GEORGIA
COUNTY OF GWINNETT


                                 LEASE CONTRACT


         THIS LEASE, made this 4th day of June, 1998, by and between MICHAEL G. PERKINS (hereinafter called "Landlord") and HEADHUNTERS, LLC, (hereinafter called "Tenant");

                              W I T N E S S E T H:

PREMISES                   1.       The Landlord, for and in consideration of
                           the rents, covenants, agreements, and stipulations hereinafter mentioned, reserved, and contained, to be paid, kept and performed by the Tenant, has leased and rented, and by these presents does lease and rent, unto the said Tenant, and said Tenant hereby agrees to lease and take upon the terms and conditions which hereinafter appear, the following described property (hereinafter called the "Premises"), to wit:

                                    26,775 rentable (25,500 usable) square feet
                           of office space being the entire second floor of Suite 200, at 2469 Satellite Boulevard, Gwinnett County, Georgia (hereinafter called the "Land"), as the Premises are more particularly described in Exhibit "A" attached hereto and made a part hereof and as the Land is more particularly described in Exhibit "B" attached hereto and made a part hereof. The Building is to be completed according to Approved Plans and Specifications (as hereinafter defined) prepared by Hughes Good O'Leary and Ryan which shall be attached hereto as Exhibit "C", made a part hereof and initialed by the parties. Agreements regarding construction of the Premises are set forth in Exhibit "D" attached hereto and made a part hereof.

                           No easement for light or air is included in the Premises.

TERM                       2.       To have and to hold the same for a term
                           beginning on the 1st day of November, 1998 (referred to in this Lease as the "Commencement Date"), and ending on the 30th day of October, 2008 (herein referred to as the "Expiration Date"), at midnight, unless sooner terminated or extended as hereinafter provided. All references to "terms of this Lease" shall refer to the term of the Lease as it may be renewed or extended in accordance with the terms hereof.

RENTAL 3. Tenant agrees to pay Landlord, by payments to Landlord at any place designated by Landlord promptly on the 1st day of each month in advance, during the term of this Lease, a monthly rental as set forth hereinbelow:

                                    Month                        Rental Rate        Monthly Rental Obligation
                                    -----                        -----------        -------------------------
                              1st through 9th                       $13.25                     $23,187.50
                              10th through 12th                     $13.25                     $29,564.06
                              13th through 24th                     $13.52                     $30,155.34
                              25th through 36th                     $13.79                     $30,758.45
                              37th through 48th                     $14.06                     $31,373.62
                              49th through 60th                     $14.34                     $32,001.62
                              61st through 72nd                     $14.63                     $32,641.11
                              73rd through 84th                     $14.92                     $33,293.94
                              85th through 96th                     $15.22                     $33,959.81
                              97th through 108th                    $15.52                     $34,639.01
                              109th through 120th                   $15.83                     $35,331.79

                           The above is subject to verfification of the rentable square footage of the premises after completion. However, no change in the rent schedule will result unless the actual square footage differs by more than five percent (5%) from the lease document. In the event Tenant occupies the entire building, the rentable square footage will be fifty-one thousand (51,000) square feet subject to the plans dated May 25, 1998.

                           As reflected in the foregoing, (i) the monthly rental rate shall escalate by two percent (2%) on every anniversary of the Commencement Date throughout the initial term of the Lease, and (ii) Tenant will occupy the entire second floor (approximately 26,775 rentable square feet) of the Building beginning on the Commencement Date, but shall pay monthly rental based only on 21,000 rentable square feet for the first nine (9) months of the initial term of this Lease. It is further agreed that the Tenant will not pay any rent for the first two (2) weeks it occupies the premises and then commence its ten (10) year term.

                           Tenant shall also pay a late charge of five percent (5%) of any rental payment not received by Landlord within five (5) days from the date it is due, provided that Tenant shall have three (3) grace periods during the term of this Lease during which no late charge will be due until Landlord gives Tenant written notice of Landlord's non-receipt of any past due payment. Tenant shall pay to the Landlord the first and last month's rent in advance, on the Commencement Date.


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LIABILITY AND
CASUALTY INSURANCE         4.       Tenant agrees to procure and maintain at
                           Tenant's expense, prior to entry upon the Premises, a policy or policies of general liability insurance against claims and damages in connection with the Premises in amounts of not less than $1,000,000.00 with respect to damage to property or to injuries or death suffered by any one person; and not less than $1,000,000.00 with respect to injuries or death suffered or damage to property in any one accident.
                           Landlord agrees to obtain and maintain throughout all terms of this Lease casualty insurance on the Building and all other improvements serving the Premises at commercially reasonable rates and with commercially reasonable coverage in the amount of the full replacement cost thereof.

USE OF
PREMISES                   5.       Premises shall be used for office use and
                           general business purposes and no other. Premises shall not be used for any illegal purposes; nor in any manner to create any unreasonable nuisance or trespass; nor in any manner to vitiate the insurance or increase the rate of insurance on Premises; provided that, if at any time Landlord believes that activities of Tenant in the Premises will cause increases in the cost of Landlord's insurance on the Building or will cause Landlord's insurer to cancel such insurance, Landlord shall provide Tenant with thirty (30) days' prior notice of such belief and Tenant's specific activity involved, and Tenant shall be entitled to cease or otherwise cure any such activity within such period and thereby avoid any charge for any such increase; provided, however, that Tenant shall not be required to comply with any requirement which is not a valid legal requirement of Landlord's insurer. Landlord agrees that Tenant's proposed use of the Premises for the purposes specifically permitted in this Lease shall not increase Landlord's insurance rates or cause Landlord's insurance to be canceled if Tenant's use of the Premises for such permitted purpose is conducted in accordance with all laws applicable thereto.

TAX PRORATION              6.       Tenant shall pay all ad valorem tax on any
                           personal property located in the Premises.



SERVICES                   7.       During all terms of this Lease Landlord
                           shall furnish to the Premises the services at Landlord's sole cost: (i) hot and cold water to the kitchen and bathroom areas of the Premises: (ii) seasonable air-conditioning and heat from 7:00 A.M. to 6:00 P.M. Mondays through Fridays and 8:00 A.M. to 1:00 P.M. on Saturdays, national holidays, Sundays excepted, which air-conditioning and heating shall maintain a uniform temperature throughout the Premises within shall be the range of 70 to 75 degrees Fahrenheit and in no event be less comfortable to


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                           Tenant's employees than the heating and air
                           conditioning levels generally provided in comparable "Class A" office buildings in the Satellite Boulevard/Sugarloaf office sub-market area of Atlanta, Georgia; (iii) "after hours" heating and cooling at Tenant's expense for the direct cost thereof; (iv) cleaning in accordance with the specifications attached hereto as Exhibit "G" and made a part hereof and generally care for the Premises by janitors or cleaning personnel retained by Landlord; (v) elevator service (with a passenger elevator in operation on a twenty-four (24)-hour basis); and (iv) electrical current for the operation of Tenant's electrical equipment (excepting electrical current used by any separate heating and air-conditioning system desired by Tenant, which current shall be separately metered and paid for by Tenant), Landlord hereby representing to Tenant that throughout all terms of this Lease there will be sufficient feeder and riser capacity to the Premises to provide electric service of at least 7.5 watts per square foot to all of the Premises excepting said computer room. If due to the failure of Landlord or any other party to provide such services for any other reason the Premises become unusable for Tenant's normal business operations for more than five (5) consecutive business days, all rental payable under this Lease shall abate during the period in which the Premises are uninhabitable.

ABANDONMENT OF
LEASED PREMISES            8.       Tenant agrees not to abandon or vacate the
                           Premises during the period of this Lease, and agrees to use said Premises for the purpose herein leased until the expiration hereof; provided, however, that Tenant shall not be deemed to have "abandoned" the Premises unless Tenant is otherwise in default under this Lease (after notice of default has been given by Landlord and all applicable cure periods have passed without cure of such default, all as provided in this Lease) and permanently vacates all or a substantial portion of the Premises..

REPAIRS BY LANDLORD        9.       (a) Tenant shall accept the Premises in
                           their present condition and as suited for the uses intended by Tenant after completion of the Landlord's work shown or described in or reasonably inferable from the Approved Plans and Specifications referred to in Exhibit "C" of this Lease and Landlord's "Punch
                           List" work referred to in Exhibit "D" of this Lease.
                           Except as otherwise expressly provided in this Lease, during all terms of this Lease Landlord shall make all necessary repairs or improvements to the Premises, including without limitation repairs to the foundation, exterior walls or roof of the Building as necessary for safety, tenantability and usability of the Premises by Tenant as an administrative office;
                           repairs to underground utility and sewer pipes outside the exterior walls of the Building, or under or within the floor of the Premises; and all repairs and replacements of all electrical, plumbing, heating and air conditioning


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

                           systems and any and all other systems, parts, components and fixtures within or serving the Premises.

                           (b) Landlord shall be responsible for the maintenance of those areas around the Building, including driveways, walkways, parking areas, planted areas and landscaped areas which shall be open for the joint use by tenants of the Building or the public. Landlord shall maintain such areas in a first-class manner.

                           (c) Tenant shall report to Landlord any defect, damage or condition to or in the Premises which Landlord is obligated to maintain or repair under this Lease with reasonable promptness following Tenant's becoming aware thereof. In the event that Landlord fails to perform any of the maintenance or repairs required under subparagraphs (a) and (b) above and such lack of maintenance or repair interferes, in any material respect, with Tenant's operation of its business or damages or threatens to damage any property within the Premises, upon thirty
                           (30) days' prior written notice to Landlord, Tenant shall have the right to perform the necessary maintenance and repairs on behalf of Landlord and to deduct any reasonable costs and expenses incurred by Tenant in connection with such maintenance and repairs from Tenant's next owing obligations for monthly rent and any additional rental due Landlord under this Lease; however, notwithstanding the foregoing, in the event of an emergency, Tenant shall use its best efforts to notify Landlord prior to performing the maintenance or repairs pursuant to its rights provided herein, and, in such event, Tenant shall not be required to wait for the expiration of the aforementioned thirty (30) day period.

                           The Building elevator(s) shall be in satisfactory operating condition on the Commencement Date, and Landlord shall maintain said elevator(s) in good operating condition during the term of this Lease, or any extension thereof.

REPAIRS BY TENANT          10.      Upon occupancy of the Premises, Tenant shall
                           accept, subject to the Punch List items referred to hereinafter in this Lease, the Premises in their then present condition and as suited for the uses intended by Tenant. Tenant shall, throughout the initial terms of this Lease and all renewals thereof, at its expense, maintain in good order and repair the Premises, except those repairs expressly required to be made by Landlord. Tenant agrees to return said
                           Premises to Landlord at the expiration, or prior termination, of this Lease in as good condition and repair as when first received, natural wear and tear, damage by storm, fire, lightning, earthquake or other casualty and condemnation alone excepted.


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DESTRUCTION OF,           11.       If Premises are totally destroyed by storm,
OR DAMAGE TO,             fire, lightning, earthquake or other casualty, this
PREMISES                  Lease shall terminate as of the date of such
                          destruction, and rental shall be accounted for as between Landlord and Tenant as of that date. In the event the Premises cannot reasonably be restored within ninety (90) days following the date of such damage or destruction or if Landlord's mortgagee elects to apply the insurance proceeds arising from such casualty to the mortgage loan held thereby, then
                          Landlord shall notify Tenant in writing to such effect within fifteen (15) days following the date of the damage or destruction, and Tenant shall then have the right to terminate this Lease by written notice to Landlord, with all rent and other sums payable by Tenant hereunder being accounted for as of the date of such casualty. If this Lease is not terminated as hereinabove provided, Landlord shall, within said ninety (90)-day period, repair, restore, rebuild, reconstruct or replace the damaged or destroyed portion of the Premises to a condition as good or better than that existing immediately prior to such damage or destruction. Tenant's obligation to pay monthly and additional rental under this Lease shall abate until Landlord has repaired, restored, rebuilt, reconstructed or replaced the Premises, as required herein, in proportion to the degree of use of the Premises then lost to Tenant.

                                    The foregoing notwithstanding, in the event
                          the Premises are destroyed to the extent that Tenant is forced to cease substantially all of its operations therein, Landlord shall have the right to notify Tenant in writing, by no later than the fifteenth
                          (15th) business day following the date of such casualty, as to whether Landlord in good faith believes and intends to restore the Building within ninety (90) days following the date of such casualty to a condition allowing Tenant's occupancy and use of the Premises for the purposes for which the Premises were used by Tenant prior to such casualty. If at the end of such ninety (90)-day period, such restoration of the Premises is substantially completed (subject only to punch list items which do not prevent Tenant's use and occupancy of the entire Premises for Tenant's intended purposes) and a certificate of occupancy has been issued by the applicable governmental authority, then Landlord shall promptly complete or repair such punchlist items, and the Rental hereunder shall resume. In the event Landlord does not so substantially complete said restoration within such ninety (90)-day period (or, if during the course of such ninety (90)-day restoration, Landlord for any reason becomes unable to reconfirm in writing to Tenant, immediately following Tenant's written request, that Landlord will be able to meet such ninety (90) day completion date for such restoration), then Tenant shall have the right to terminate this Lease in the manner set forth hereinabove in this
                          Section 11.

INDEMNITY                 12.       Tenant agrees to indemnify and save harmless
                          the Landlord against all claims for damages to persons or property arising from Tenant's

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                          negligence or willful wrongdoing in connection with
                          Tenant's use or occupancy of the Premises, and all expenses incurred by Landlord because thereof, including attorneys' fees and court costs. Landlord agrees to indemnify and save harmless Tenant against all claims for damages to persons or property arising from Landlord's negligence or willful wrongdoing in connection with Landlord's leasing of the Premises to Tenant, and all expenses incurred by Tenant because thereof, including attorneys' fees and court costs.

GOVERNMENTAL ORDERS       13.     Landlord agrees, at Landlord's own expense,
                          to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Tenant's use of said Premises. Landlord agrees to promptly comply with any such requirements if not made necessary by reason of Tenant's use of the Premises. It is mutually agreed, however, between Landlord and Tenant, that if in order to comply with such requirements, the cost of Landlord or Tenant, as the case may be, shall exceed a sum equal to one year's rent, then Landlord or Tenant who is obligated to comply with such requirements is privileged to terminate this Lease by giving written notice of termination to the other party, by registered mail, which termination shall become effective sixty (60) days after receipt of such notice, and which notice shall eliminate necessity of compliance with such requirement by party giving such notice unless party receiving such notice of termination shall, before termination becomes effective, pay to party giving notice all cost of compliance in excess of one year's rent, or secure payment of said sum in manner satisfactory to party giving notice.

CONDEMNATION              14.     If the whole of the Premises be condemned by
                          any legally constituted authority for any public use of purpose, then in either of said events the term hereby granted shall cease from the time when possession thereof is taken by public authorities, and rental shall be accounted for as between Landlord and Tenant as of that date. Such termination, however, shall be without prejudice to the rights of either
                          Landlord or Tenant to recover compensation and damage caused by condemnation from the condemnor. It is further understood and agreed that neither the Tenant nor Landlord shall have any rights in any award made to the other by any condemnation authority. In the event the Premises (including without limitation access thereto or parking serving the Premises) are damaged by condemnation to a lesser extent than set forth hereinabove but to an extent that the degree of Tenant's use of the Premises is reduced by five percent (5%) or more, Tenant shall have the right to terminate this Lease by written notice to Landlord. If
                          Tenant elects not to so terminate this Lease or if such damage to the Premises is less than five percent
                          (5%), Landlord shall promptly repair and restore the Premises at Landlord's expense to at least as good a condition as existed prior to such damage, and the monthly rental hereunder shall be equitably reduced based on both the square footage and the degree of use lost to Tenant by such reduction in size of the Premises.

                                    The foregoing notwithstanding, in the event
                          the parking area of the Premises is substantially reduced by such a condemnation, then nonetheless Tenant shall continue to have the right, superior to that of any other tenants of the Building or of Landlord's adjacent property, to use 127 (or more, if the Premises has been expanded after the Commencement
                          Date) spaces within the parking lot initially constructed to serve the Building, and Landlord agrees to designate and assign to Tenant such portion of the rear area of the parking lot adjacent to the Building as will allow Tenant's exclusive use of such 127 spaces; otherwise, Tenant shall have the right to terminate this Lease as set forth hereinabove. Rental under this Lease shall be equitably reduced in a manner equivalent to compensate Tenant for such loss of use of the Premises by reduction in parking therefor.


ASSIGNMENT AND
SUBLETTING                15.      Tenant may, following written notice to
                          Landlord to such effect, sublease portions of the Premises to others provided such sub-lessee's operation is a part of the general operation of Tenant and under the supervision and control of Tenant and provided such operation is within the purposes for which said F Premises shall be used. Except as provided in preceding sentence, Tenant shall not, without the prior written consent of Landlord endorsed hereon, assign this Lease or any interest hereunder, or sublet Premises or any part thereof, or permit the use of Premises by any party other than Tenant.
                          Consent to any assignment or sublease shall not destroy this provision, and all later assignments or subleases shall be made likewise only on the prior written consent of Landlord. Assignee of Tenant, at option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve
                          Tenant of any liability hereunder.

                          In the event Tenant desires to assign this Lease or sublet all or part of the Premises to a third party, Landlord agrees not to unreasonably withhold or delay Landlord's consent to a written request delivered to Landlord by Tenant for such assignment or subleasing; in the event Landlord does not respond to such written request within ten (10) business days after Landlord's received the same, then such request shall deem to be approved, and Tenant shall be entitled to proceed with such assignment or a subleasing and shall furnish Landlord with notice at the time such assignment or a sublease has been entered into.


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

REMOVAL OF
FIXTURES                   16.      Tenant shall not be required to remove any
                           fixtures or improvements to the Premises at or at any time prior to the end of the final term of this Lease. Tenant may, at Tenant's option and at any time prior to the expiration of this Lease, or any extension thereof, remove all fixtures and equipment which Tenant has placed in Premises, provided Tenant repairs all damage to Premises caused by such removal.

CANCELLATION OF
LEAVE BY LANDLORD          17.      It is mutually agreed that in the event the
                           Tenant shall default in the payment of rent herein reserved, when due, by failing to make any payment required under this Lease within ten (10) business days after Tenant's receipt of written notice from Landlord to Tenant, nor will an event of default have occurred if Tenant shall be in default in performing any of the terms or provisions of this Lease other than the foregoing provision requiring the payment of rent if Tenant in good faith commences to cure any such non-monetary default within thirty (30) days after Tenant's receipt of written notice from Landlord and thereafter diligently pursues such cure to completion, or if Tenant is adjudicated bankruptcy; or if a permanent receiver is appointed for Tenant's property and such receiver is not removed within sixty days after written notice from Landlord to Tenant to obtain such removal; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred, or if Tenant makes an assignment for benefit of creditors, or if Tenant's effects should be levied upon or attached under process against Tenant, not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof; then, and in any of said events, Landlord at Landlord's option may at once, or within six (6) months thereafter (but only during continuance of such default or condition), terminate this Lease by written notice to Tenant; whereupon this Lease shall end. After an authorized assignment or subletting of the entire
                           Premises covered by this Lease, the occurring of any of the foregoing defaults or events shall affect this Lease only if caused by, or happening to, the assignee or sublessee. Any notice provided in this paragraph may be given by Landlord or Landlord's attorney. Upon such termination by Landlord, Tenant will at once surrender possession of the Premises to Landlord; and Landlord may forthwith re-enter the Premises and repossess himself thereof, and remove all persons and effects therefrom, using such force as may be necessary without being guilty of trespass, forcible entry or detainer or other tort.

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

RELETTING BY
LANDLORD                  18.       Landlord, as Tenant's agent, without
                          terminating this Lease, upon Tenant's breaching this contract, may at Landlord's option enter upon and rent Premises at the best price obtainable by reasonable effort, without advertisement and by private negotiations and for any term Landlord deems proper. Tenant shall be liable to Landlord for the deficiency, if any, between Tenant's rent hereunder and the price obtained by Landlord on reletting.


EXTERIOR SIGNS            19.       During all terms of the Lease, Tenant shall
                          be entitled to install and maintain roof or exterior wall signage displaying Tenant's name or trade name, logo and related information so long as such signs are maintained in compliance with rules and regulations governing such signs, and the Tenant shall be responsible to Landlord for any damage caused by installation, use, or maintenance of said signs, and Tenant agrees upon removal of said signs to repair all damage incident to such removal. So long as Tenant is leasing 25,000 or more rentable square feet within the Building, Landlord agrees that Tenant shall have the exclusive right to signage on the Building and agrees not to allow or grant to any other tenant of the Building or any other party the right to place signs on the roof or exterior walls of the Building.

ENTRY FOR
CARDING, ETC.              20.      Landlord may card Premises "For Rent" or
                          "For Sale" thirty (30) days before the termination of this Lease. Landlord may enter the Premises at reasonable hours to exhibit same to prospective purchasers or tenants and to make repairs required of Landlord under the terms hereof, or to make repairs to Landlord's adjoining property, if any. Landlord may further enter the Premises upon reasonable notice for the purpose of inspecting the Premises at any time during normal business hours, or without notice if necessary to affect any repairs or maintenance required by Landlord.

EFFECT OF TERMIN-
ATION OF LEASE            21.       No termination of this Lease prior to the
                          normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

MORTGAGEE'S
RIGHTS                    22.       Tenant's rights shall be subject to any bona
                          fide mortgage or deed to secure debt which is now, or may hereafter be, placed upon the Premises by Landlord.


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

NO ESTATE
IN LAND                    23.      This contract shall create the relationship
                           of Landlord and Tenant between the parties hereto; no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale, and not assignable by Tenant except by Landlord's consent.

HOLDING OVER               24.      If Tenant remains in possession of Premises
                           after expiration of the term hereof, with Landlord's acquiescence and without any express agreement of parties, Tenant shall be a tenant at will at rental rate in effect at end of Lease; and there shall be no renewal of this Lease by operation of law.

ATTORNEYS' FEES
AND HOMESTEAD              25.      If any rent owing under this Lease is
                           collected by or through an attorney at law, Tenant agrees to pay fifteen percent (15%) thereof as attorneys' fees. Tenant waives all homestead rights and exemptions which Tenant may have under any law as against any obligation owing under this Lease. Tenant hereby assigns to Landlord Tenant's homestead and exemption.

RIGHTS
CUMULATIVE                 26.      All rights, powers and privileges conferred
                           hereunder upon parties hereto shall be cumulative but not restrictive to those given by law.

SERVICE OF NOTICE          27.      Notwithstanding any other provision of this
                           Lease, any notice or document required to be delivered under the terms of this Lease shall be deemed delivered when received by the addressee either (i) after deposit in the United States Mail, postage prepaid, certified mail, return receipt requested, or (ii) by personal delivery by hand or
                           (iii) by local or air express courier. Either
                           Landlord or Tenant may by notice to the other specify a different address for payments or for delivery of notices. A copy of all notices under this Lease shall also be sent to Tenant's last known address, if different from said Premises.

WAIVER OF RIGHTS           28.      No failure of Landlord to exercise any
                           power given Landlord hereunder, or to insist upon strict compliance by Tenant with Tenant's obligation hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

TIME OF ESSENCE            29.      Time is of the essence of this agreement.

DEFINITIONS                30.      "Landlord" as used in this Lease shall
                           include Landlord, Landlord's heirs, representatives, assigns and successors in title to Premises. "Tenant" shall include Tenant, its successors, and if this Lease shall be validly assigned or sublet, shall include also Tenant's assignee or sublessees, as to Premises covered by such assignment or sublease. "Landlord" and "Tenant" shall include male and female, singular and plural, corporation, partnership or individual, as may be the particular parties.

BROKERAGE                 31.      Landlord and Tenant acknowledged that
                          Insignia/ESG, a real estate broker licensed under the laws of the State of Georgia (hereinafter referred to as "Broker") is the procuring cause of the leasing transaction set forth in this Lease and has represented and acted as broker for Tenant and not for Landlord in this leasing transaction. Landlord shall nonetheless pay, pursuant to the terms of a separate commission agreement between Landlord and Broker, a leasing commission of Broker as set forth in such separate agreement. The provisions of this Section 31 shall survive the expiration or earlier termination of this Lease and any sale or transfer of the Building or Land by Landlord.

SPECIAL STIPULATIONS      32.      Insofar as the following stipulations
                          conflict with any of the foregoing provisions, the Special Stipulations are continued on Exhibit "E" attached shall control.


         This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.


         IN WITNESS WHEREOF, the parties herein have hereunder set their hands and seals, in duplicate, the day and year first above written.

As to Landlord:                            LANDLORD:

Signed, sealed and delivered in the
presence of:
                                           /s/Michael G. Perkins          (SEAL)
                                           --------------------------------
                                              MICHAEL G. PERKINS

------------------------------------

------------------------------------

Notary Public (affix stamp and seal)

As to Tenant:                             TENANT:

Signed, sealed and delivered in the       HEADHUNTERS, LLC
presence of:
                                          By:      /s/ Kenneth Dopher
------------------------------------          ---------------------------------
                                              Title:       CFO
------------------------------------              -----------------------------
Notary Public (affix stamp and seal)      By:
                                              ---------------------------------
                                              Title:
                                                    ---------------------------
                                                        (affix corporate seal)

                                   EXHIBIT "A"

                                  THE PREMISES




  Refer to Floor Plan of Second Floor for the Premises (such Plan being hereby incorporated into this Lease) prepared by Hollis Puckett, Architect, dated May 25, 1998

                                   EXHIBIT "B"

                                    THE LAND

                                   EXHIBIT "C"

                        APPROVED PLANS AND SPECIFICATIONS
                        FOR THE BUILDING AND THE PREMISES



  Refer to Plans and Specifications (such Plans and Specifications being hereby incorporated into this Lease) for the Premises and for the Building at 2469 Satellite Boulevard, Gwinnett County, Georgia, prepared by Hollis Puckett,
                          Architect, dated May 25, 1998

                                   EXHIBIT "D"

                                  CONSTRUCTION

         1. TERMS RELATING TO CONSTRUCTION OF BUILDING AND PREMISES. The following terms, defined hereinbelow, shall be used in connection with Landlord's construction of the Building:

                           (i)   "Approved Plans and Specifications" - The plans
and specifications for the Building and the Premises, which plans and specifications are attached hereto as Exhibit "C" and initialed in writing by Landlord and Tenant.

                           (ii)  "Architect's Certificate" - The certificate
Landlord shall deliver to Tenant prepared by Hughes Good O'Leary and Ryan immediately prior to the Commencement Date, certifying: (a) the Rentable Area of the Premises; (b) the Rentable Area of the Building; and (c) the Proration Percentage, as hereinafter defined in this Lease. If the Architect's Certificate discloses any variance from the area calculations set forth in this Lease, this Lease shall be amended by setting forth in amendment hereto the correct area calculations from the Architect's Certificate.

                           (iii) "Rentable Area" or "the rentable square
footage" of the Premises shall not be less than either 25,500 usable square feet or the square footage calculated per the Approved Plans and Specifications.

                           (iv)  "Commencement Date" - Landlord shall notify
Tenant in writing at least thirty (30) days in advance of the date that Landlord anticipates that the Premises will be Ready for Occupancy. The term of this Lease shall commence on the date the Premises are Ready for Occupancy, as defined hereinbelow, which date as presently estimated by Landlord shall be November 1, l998. If the Premises are not Ready for Occupancy on or before the Deadline Completion Date of November 15, 1998, then Tenant shall be entitled to two (2) days of abatement of Base Rental and additional rent for each day after the Deadline Completion Date until the Premises are Ready for Occupancy.

                           (v)   "Ready for Occupancy" - The last of the
following to occur: (a) the Building and the Premises are completed in a good and workmanlike manner; (b) all of the improvements to the Premises have been completed substantially in accordance with the Approved Plans and Specifications; and (c) Landlord has delivered written notice to Tenant stating that all necessary certificates of occupancy for the Building and the Premises have been issued and that the Premises are fully ready for Tenant to move in and commence the full operation of Tenant's business. Landlord agrees to provide Tenant with a copy of all certificates of occupancy for the Building and the Premises upon Landlord's receipt of same.

                           (vi)  "Required Date for Beginning of Construction"
Landlord agrees, as a material inducement to Tenant to enter into this Lease, to obtain Landlord's development permit for the Building and all related improvements to the Land no later than June 1, 1998, and the "Required Date for Beginning of Construction" shall be the earlier of the fifth (5th) calendar day after Landlord has obtained the said development permit or June 5, 1998, as such date may be extended for each day that Tenant fails to approve the Approved Plans and Specifications. If such Construction has not commenced by such date, then as its sole remedy Tenant shall have the right to terminate this Lease by written notice to Landlord given no later than fifteen (l5) days following the Required Date for Beginning of Construction.

                           (vii) "Deadline Completion Date" - November 15, 1998.
The Deadline Completion Date shall be extended only for delays caused by Tenant, including change orders requested by Tenant, of which delays Tenant was notified by Landlord in writing prior to Landlord's approval of the change order, or Tenant's interference with construction or Tenant's delays in providing approvals required of Tenant under this Lease.

         2.       CONSTRUCTION.

                  (a) Covenant to Construct. Landlord hereby covenants to Tenant that Landlord shall construct the Building and the Premises as shown in the Approved Plans and Specifications (as defined hereinbelow) at Landlord's sole cost and expense in a good and workmanlike manner and in compliance with all applicable governmental codes and regulations. Landlord shall commence construction on or before the Required Date for Beginning of Construction (as defined hereinbelow) and shall prosecute such construction diligently and continuously so that the Premises shall be Ready for Occupancy (as defined hereinbelow) on or before the Deadline Completion Date (as defined hereinbelow).

                  (b) Approval of Plans and Specifications. Landlord and Tenant each adopt and approve the Approved Plans and Specifications attached hereto as Exhibits "C", "H" and "I". Landlord shall not make any changes to the Approved Plans and Specifications which would or might have an adverse affect on the size or quality of the Building or the Premises or of Tenant's use or enjoyment thereof without the prior written consent of Tenant. If a change is desired by Landlord requiring Tenant's approval, Landlord shall submit to Tenant a written request for approval, which request shall contain the appropriate information describing the change requested. If Tenant disapproves the requested change, Tenant shall provide such disapproval in writing within ten (10) calendar days following Landlord's said request for approval and shall state the reasons for its disapproval. If Landlord makes unauthorized changes to the Approved Plans and Specifications which adversely affect the Premises and, if Landlord does not or is for any reason unable to restore the Premises to the condition shown on the Approved Plans and Specifications within ten (10) days after receipt of Tenant's said notice, then in addition to any other remedies Tenant may have under the Lease or at law or in equity, Tenant shall also have the right, by written notice to Landlord, to terminate this Lease.

                  (c) Construction Status. At the request of Tenant, Landlord agrees to make representatives of Landlord available to meet with Tenant at reasonable intervals until the Building and the Premises are completed to review the status of construction of the Building and the remises. Landlord shall advise Tenant in writing of the Tenant's estimated Commencement Date of the term of this Lease no later than the sixtieth (60th) calendar day prior to the date which Landlord reasonably estimates will be the Commencement Date.

                  (d) Utilities. Landlord hereby covenants and represents that, on or prior to the Commencement Date, the Premises will be served by all utilities necessary for the intended use of the Premises by Tenant, including but not limited to gas, electric, telephone, water and sewer.

                  (e) Tenant's "Punch List". At a time and date mutually agreeable to both Landlord and Tenant within thirty (30) days following occupancy of the Premises by Tenant of the Premises to Tenant, Tenant shall inspect the Premises and notify Landlord of any "punch list" items requiring Landlord's completion or repair; after receipt of such punch list, Landlord shall have thirty (30) days in which to complete all construction and make all such repairs provided, however, that Landlord shall have such reasonably longer period than thirty (30) days as may be needed to accomplish an item of such completion or repair which reasonably requires a period of repair longer than thirty (30) days if Landlord promptly commences and diligently and continuously pursues to completion such repair or remedy. Upon Landlord's completion of such repairs to the reasonable satisfaction of Tenant, Tenant agrees to execute and deliver to Landlord a Certificate Regarding Tenant's Acceptance of Premises as set forth in Exhibit "F" attached hereto and made a part hereof.

         After Landlord's initial completion or repair of such initial punch list items, at a time and date mutually agreeable to both Landlord and Tenant within thirteen (13) months following delivery of possession of the Premises to Tenant, Tenant shall again have the right to notify Landlord of any then-existing items requiring Landlord's completion or repair; after receipt of such second punch list, Landlord shall have thirty (30) days in which to complete all construction and make all such repairs; provided, however, that Landlord shall have such reasonably longer period than thirty (30) days as may be needed to accomplish an item of such completion or repair which reasonably requires a period of repair longer than thirty (30) days if Landlord promptly commences and diligently and continuously pursues to completion such repair or remedy.

                  Notwithstanding the foregoing, Tenant's acceptance of the air conditioning system of the Premises shall not be requested by Landlord until Tenant has made seasonal use of such system for at least thirty (30) consecutive days.

                  (f) Tenant's Change Orders. In the event during the construction of the Premises Tenant advises Landlord in writing of changes which Tenant desires to be made to the Premises (which were not included in a reasonably inferable from the original plans and specifications approved by Tenant), and if the cost of such change creates an increase in cost of construction of the Premises to Landlord, then Tenant shall have the option of
(a) paying Landlord the amount documented by Landlord to be its reasonable cost of making such change or (b) increasing the rent over the initial term of this Lease to reflect such additional cost payable by Landlord. The parties shall set forth their agreement in such respect in a "Change Order Agreement" to be executed by both parties prior to Landlord's commencement of the change order work requested by Tenant.

                                   EXHIBIT "E"

                              SPECIAL STIPULATIONS

1. EXTENSION OR RENEWAL OPTIONS - PREVAILING RATE: If at the end of the original ten(10)-year term of this Lease, Tenant is not in default which is uncured after any applicable notice and cure period in any of the terms, conditions or covenants of the Lease, Tenant is hereby granted an option to extend or renew the term of this Lease for an additional term of five (5) years upon the same terms and conditions contained in this Lease, with the exception that the rental for the extension or renewal term shall be based upon the then-prevailing rental rates within the Building for spaces of equivalent quality, size, utility and location, with the length of the Lease term and credit standing of the tenant to be taken into account.

         If Tenant desires to so extend or renew the term of this Lease, Tenant shall notify Landlord of Tenant's intention to renew no later than six (6) months prior to the last day of the original term of this Lease. Landlord shall within the following fifteen (15) days notify Tenant in writing of the proposed rental rate for the extension or renewal term, and Tenant shall within the next-following fifteen (15) days notify Landlord in writing of Tenant's acceptance or rejection of the proposed rental rate. If Tenant rejects Landlord's proposed rental rate, then Tenant shall so promptly notify Landlord, and both parties shall work in good faith promptly to reach an agreement as to the renewal rate. If an agreement has not been reached within forty-five (45) days of Landlord's original notification to Tenant of Landlord's proposed rental rate, Tenant and Landlord shall each appoint an appraiser who shall be a member of the American Institute of Real Estate Appraisers to represent Tenant and Landlord respectively. These two appraisers shall each appoint a third appraiser who shall also be a member of the American Institute of Real Estate Appraisers, and such three appraisers shall, using data available for comparable facilities as aforesaid, determine a rental rate which shall be binding upon Tenant and Landlord for such renewal term.

2. OPTION TO EXPAND. Tenant is entering into this Lease in reliance on the benefit of a possible expansion of the Premises at such time as any space in the Building is not under lease to any party other than Tenant. Accordingly, as a condition of Tenant's entering into this Lease, Landlord hereby agrees with Tenant that Landlord will not grant to any third party tenant or other occupant of the Building or other party whatsoever any refusal, expansion, extension, renewal, or other options or rights unless such rights are made specifically secondary and subordinate to Tenant's option to expand set forth hereinbelow.

         Landlord hereby grants to Tenant the continuing first and prior right to lease any leasable portion of the first floor of the Building not included within the Premises which becomes vacant during any term of this Lease, and at such earlier time as (i) Tenant notifies Landlord in writing that Tenant desires to lease such expansion area or (ii) Landlord notifies Tenant in writing that Landlord has a prospective tenant desiring to lease such expansion area, in which latter event Tenant shall accept or reject such space within ten (10) business days following receipt of such notice from Landlord; failure of Tenant to so accept such space shall be deemed a rejection. In the event Tenant desires to lease such expansion area, if such space has not then been previously leased to a third party, such expansion area shall be added to the Premises on terms and conditions, including without limitation any construction allowance, which new or prospective tenants of the Building are then being offered by Landlord.

         In the event at any time Tenant is offered but rejects any such expansion space, Tenant's aforesaid option to expand shall remain in full force and effect over all leasable space in the Building not under lease to Tenant and shall revive as to space offered to a third party at such time as the space again becomes vacant and available for lease, to third parties.

3. RIGHT OF FIRST REFUSAL: Tenant is entering into this Lease in reliance on the benefit of a possible expansion of the Premises at such time as any space in the Building is not under lease to any party other than Tenant. Accordingly, as a condition of Tenant's entering into this Lease, Landlord hereby agrees with Tenant that Landlord will not grant to any third party tenant or other occupant of the Building or other party whatsoever any refusal, expansion, extension, renewal, or other options or rights unless such rights are made specifically secondary and subordinate to Tenant's right of first refusal set forth hereinbelow. In connection with the foregoing agreement with Tenant, Landlord hereby agrees with Tenant that Landlord will not lease any space on the first floor of the Building for a term longer than five (5) years nor grant any extension, renewal or expansion rights in connection with any lease unless such extension, renewal or expansion right is made specifically subordinate to Tenant's right and option to lease such extension, renewal or expansion space as set forth in this Lease.

         Tenant shall have the following continuing right of first refusal on all space within the Building which is at any time not under lease to any party other than Tenant: prior to leasing any space in the Building to a third party (which term "third party" shall include any previous or then-current occupancy of such space whose Lease terms do not contain a right or option of extension or renewal), (i) if Tenant initiates with Landlord Tenant's leasing of any available expansion space in the Building, such leasing shall be on all the terms and conditions of this Lease, including without limitation the Rental schedule then applicable hereunder, plus future escalations as set forth in
Section 3 of this Lease; provided, however, that (ii) if Landlord receives from a good faith, bona fide third party prospective tenant a written offer to lease such space, setting forth all terms and conditions of such offer, Landlord shall promptly forward Tenant a copy thereof, and Tenant shall have ten (10) business days after receipt of such offer from Landlord in which to lease the space covered by such offer on the terms of such offer or to reject the same; provided, however, that, if the rental in such offer reflects consideration for Landlord's providing non-standard improvements (whether in quantity or quality), such offered rental shall be equitably adjusted and discounted to reflect the extent to which Tenant will not require Landlord to make such non-standard improvements to such space.

         In the event Tenant elects to lease the space offered, Tenant shall so notify Landlord within five (5) business days after receiving written notice of Landlord's desire to lease the space to a third party. In the event such acceptance notice from Tenant is not received, Landlord shall be free to lease such space to a third party upon agreed upon terms and conditions; provided, however, that, if for any reason Landlord does not lease such refusal space to such third party on the same terms and conditions offered to Tenant within six
(6) months following Tenant's receipt of such offer, or if the refusal space is so leased but the term of such Lease terminates prior to the expiration of this Lease, Tenant's right of first refusal shall again be in force and effect over such refusal space.

4. PARKING. Landlord shall provide to Tenant four and six/tenths (4.6) parking spaces for each 1,000 rentable square feet in the Premises for use by Tenant, its employees, agents, customers, guests and invitees, on the Commencement Date and thereafter throughout all terms of this Lease, such number of spaces to increase in the event of expansion of the Premises. Landlord shall use reasonable efforts to obtain Gwinnett County approval to locate all handicapped parking spaces next to the entrance doors of the Building. Further, at any time that Tenant exercises any right of first refusal or option to expand the Premises granted in this Lease and accepts additional space in the Building, Landlord shall provide Tenant with such additional parking spaces as are available in an effort to provide a minimum ratio of four and six/tenths (4.6) parking spaces for each 1,000 rentable square feet included in such expansion.

5. REASONABLENESS OF LANDLORD. Landlord hereby agrees with Tenant that, at any time during any term of this Lease that Landlord has the right or privilege of giving approval, consent, making a judgment, exercising an option or election, making an expenditure for which reimbursement may be claimed from Tenant, or otherwise making a decision or taking action or inaction affecting the rights of Tenant under this Lease, no such approval or consent shall be unreasonably withheld or delayed and all such judgments, elections and decisions by Landlord shall be made both reasonably and with reasonable promptness.

6. ACCESS. Tenant shall have access to, and the right to use all systems of, the Building twenty-four hours per day, fifty-two weeks per year during all terms of this Lease.

7. SALE BY LANDLORD. In the event of any sale, conveyance, transfer or assignment by Landlord of its interest in and to the Premises, all obligations under this Lease of the party selling, conveying, transferring, assigning or otherwise disposing shall cease and terminate and Tenant releases said party from same and Tenant shall thereafter look only and solely to the party to whom or which the Premises were sold, conveyed, transferred, assigned or otherwise disposed of for performance of all of Landlord's duties and obligation under this Lease; provided, however, that Landlord shall not be released from responsibility for any rental prepaid by Tenant unless and until the transferee thereof has acknowledged to Tenant in writing its receipt thereof and its agreement to abide by the terms of this Lease.

8. COVENANT OF QUIET ENJOYMENT. So long as Tenant observes and performs the covenants and agreements contained herein to be observed and performed by Tenant, Landlord covenants and agrees that Tenant shall at all times during the term of this Lease peacefully and quietly have and enjoy possession of the Premises, but always subject to the terms hereof.

9. SUBORDINATION AND ATTORNMENT. Landlord shall within thirty (30) calendar days following full execution and delivery of this Lease obtain from its present lenders a nondisturbance agreement in form and substance reasonably acceptable to Tenant, providing that, in the event the deed to secure debt or mortgage instrument is foreclosed, Tenant's possession of the Premises shall not be disturbed so long as no event of default of Tenant shall have occurred and is continuing and so long as Tenant continues to comply with the terms of this Lease (a "Nondisturbance Agreement"). As to any future deed to secure debt or mortgage instrument placed against the Premises or the Building after the date of this Lease, Landlord shall likewise obtain from such lender a Nondisturbance Agreement in form and substance reasonably acceptable to Tenant.

10. HAZARDOUS SUBSTANCES. Tenant covenants and agrees that it shall not cause or permit any Hazardous Substances (as hereinafter defined) to be generated, used, treated, stored, released or disposed of in, on, at, or under the Premises, the Building or the Land without Landlord's prior written consent. Tenant further covenants and agrees to indemnify Landlord for any loss, cost, damage, liability or expense (including, without limitation, attorneys' fees), as well as environmental impairment damages, that Landlord might ever incur because of Tenant's failure to comply with the provisions of the immediately preceding sentence, this indemnification to survive the expiration or other termination of this Lease. For the purposes of this Stipulation, Hazardous Substances shall mean and refer to (i) all those substances, elements, materials, compounds or wastes defined or classified as hazardous or restricted under (A) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, the regulations promulgated thereunder and analogous state statutes and regulations, (B) the Resource Conservation and Recovery Act of 1976, as amended from time to time, the regulations promulgated thereunder and analogous state statutes and regulations, (C) the Toxic Substances Control Act, as amended from time to time, the regulations promulgated thereunder and analogous state statutes and regulations; and (ii) petroleum products, including, without limitation, waste oils; and (iii) "asbestos," as defined in 29 C.F.R. Sec. 1910.1001 et seq. (or analogous regulations promulgated under the Occupational Safety and Health Act of 1970, as amended from time to time, and the regulations promulgated thereunder); and (iv) "PCBs," as defined in 40 C.F.R. Sec. 761 et seq. and "TCDD," as defined in 40 C.F.R. Sec. 775 et seq. (or in either case analogous regulations promulgated under the Toxic Substances Control Act, as amended from time to time); and (v) any other substance, element, material or compound defined or restricted as a hazardous, toxic, radioactive or dangerous substance, material or waste by the

Environmental Protection Agency or by any other ordinance, statute, law, code, or regulation of any federal, state or local governmental entity or any agency, department or other subdivision thereof, whether now or later enacted, issued, or promulgated.

         The foregoing notwithstanding, Tenant's use of normal cleaning solvent and computer hardware maintenance products shall not be a violation of the foregoing hazardous substances provision so long as the same are used substantially in accordance with manufacturers' instructions and are disposed of in a lawful manner. Landlord and Tenant each agree not to allow Hazardous Substances to be brought into or be a part of the Premises or the Building.

                                   EXHIBIT "F"

              CERTIFICATE REGARDING TENANT'S ACCEPTANCE OF PREMISES


Tenant:  HEADHUNTERS, L.L.C., a Georgia limited liability company

Landlord:  MICHAEL G. PERKINS

Date Lease Signed:                                   , 1998

Term of Lease:   Ten Years

Address of Leased Premises: Suite _______ containing approximately __________ square feet, located at 2469 Satellite Boulevard, Gwinnett County, Georgia

Commencement Date: _________________________, 1998

Termination Date:___________________________, 2008

Rentable Area in Premises:________________________rentable square feet

Rentable Area of the Building: _____________________ rentable square feet

The Proration Percentage:  ____%

The above described Premises are accepted by Tenant as suitable for the purpose for which they were leased from Landlord.

TENANT:

HEADHUNTERS, L.L.C., a Georgia limited liability company


By:
   ---------------------------------
   Title:
         ---------------------------

LANDLORD:

By:
   ----------------------------------(SEAL)
            Michael G. Perkins

                                  EXHIBIT "G"

                            CLEANING SPECIFICATIONS


JANITORIAL SERVICES PER LEASE are to be provided on a daily, weekly, semi-monthly and quarterly basis as provided below:

I.    Weekday Daily Services:

         A.   Cleared desks, cabinets and book shelves dusted as required.
         B.   Waste containers emptied, liners replaced as necessary.
         C.   Vinyl tile areas swept and stains removed.
         D.   Finger prints removed from interior glass windows and partitions.
         E.   Carpets vacuumed as required.
         F. Hallways, stairwells and common areas serving Premises swept, vacuumed and dusted.
         G.   Floors in bathrooms and lobbies damp mopped spray buffed.
         H.   All bathroom fixtures cleaned an sanitized.
         I.   Bathroom stall partitions and walls cleaned.
         J.   Drinking fountains cleaned.
         K.   Ash trays (if any) emptied and cleaned.


II.   Weekly Services:

         A.   All carpeted areas vacuumed thoroughly.
         B.   Clean and polish all floors.
         C.   Dust all woodwork..

III.  Semi-Monthly Services:

         A.   Vacuum upholstered furniture.

IV.   Quarterly:

         A.   High dusting of all ledges and lights.
         B.   Floors stripped and waxed as needed.
         C.   Wash all glass partitions.
         D.   Spot clean carpets as needed.
         E.   Strip and refinish quarry tile floors in lobbies.

V.    Semi-annual: exterior and interior glass cleaning.

                                   EXHIBIT "H"

                            ELECTRICAL SPECIFICATIONS

 Refer to Plans and Specifications (such Plans and Specifications being hereby incorporated into this Lease) for the Premises, prepared by Hollis Puckett,
                   Architect, dated __________________, 1998

                                   EXHIBIT "I"

            HEATING, VENTILATING AND AIR CONDITIONING SPECIFICATIONS


 Refer to Plans and Specifications (such Plans and Specifications being hereby incorporated into this Lease) for the Premises, prepared by Hollis Puckett,
                   Architect, dated __________________, 1998

                        FIRST AMENDMENT TO LEASE CONTRACT
                      BETWEEN MICHAEL PERKINS, AS LANDLORD,
                         AND HEADHUNTERS, LLC, AS TENANT


         THIS FIRST AMENDMENT TO LEASE CONTRACT, made and entered into this as of the 4th day of June, 1998 by and between MICHAEL G. PERKINS, hereinafter referred to as "Landlord", and HEADHUNTERS, LLC, hereinafter referred to as "Tenant"

                              W I T N E S S E T H:

         WHEREAS, as of the 4th day of June, 1998 Landlord and Tenant entered into a certain Lease Contract (hereinafter referred to as "the Lease") for certain Premises described therein and being the entire second floor of Suite 200, at 2469 Satellite Boulevard, Gwinnett County, Georgia; and

         WHEREAS, Landlord and Tenant desire to amend the Lease for the purposes set forth hereinbelow in this First Amendment to Lease Contract;

         NOW, THEREFORE, in consideration of the mutual covenants flowing to and from each of the parties hereto, Landlord and Tenant hereby amend the Lease by adding thereto and incorporating therein the following new Section 33 captioned Landlord's Operating Expenses, as follows:

         33. LANDLORD'S OPERATING EXPENSES. If in any Lease Year (the "First Lease Year" being hereby defined as the first period of twelve (12) months following the date on which Tenant is obligated under the Lease to commence paying monthly rental, and a "Lease Year" being defined as the First Lease Year and each twelve month period thereafter during the terms of the Lease) the Actual Operating Expenses, as defined hereinbelow, exceed the First Lease Year's Operating Expenses of the building in which the Premises are located (for the purposes of Operating Expense calculations, the term "Building" shall include the building in which the Premises are located and the common areas thereof usable under the Lease by Tenant and its employees), Tenant agrees to pay Landlord, as maintenance rent ("Maintenance Rent"), a Proportionate Share of such excess Operating Expenses based on the ratio of the net rentable area of the Premises to the net rentable area of the Building, which Proportionate Share shall be deemed to be fifty percent (50%) and is hereinafter referred to as "Tenant's Proportionate Share".

         (a) For the purpose of calculating Maintenance Rent to be paid pursuant to the terms of this First Amendment, within ninety (90) days following the end of the second Lease Year and each Lease Year thereafter, Landlord shall compute the actual amount of the Operating Expenses (the "Actual Operating Expenses") of the Building for the Lease Year just ended and provide Tenant with a detailed accounting of such Actual Operating Expenses. If the Actual Operating Expenses so detailed for such preceding Lease Year exceed the First Lease Year's Operating Expenses, Tenant shall, within thirty (30) calendar days following the date of Tenant's receipt of such written notice from Landlord, pay to Landlord an amount equal to Tenant's Proportionate Share of the excess of the Actual Operating Expenses for such preceding Lease Year over the First Lease Year's Operating Expenses.

         (b) The term "Operating Expenses" shall include and be limited to the reasonable (when compared to comparable office buildings in the Satellite Boulevard/Sugarloaf office sub-market area of Atlanta, Georgia) costs of only the following items of Landlord's expenses of operating the Building:

                  (i) The cost of all real estate taxes and assessments levied or imposed with respect to the Building and the portion of the real property on which the Building is located which the applicable taxing authority designates as the tax parcel on which is situated the Building;

                  (ii) The cost of water, sewer, gas, electricity, fuel, light, heat, steam, natural gas and other utilities utilized in the common areas of Building and in the Premises;

                  (iii) The cost of premiums of casualty, liability and other insurance related to the Building;

                  (iv) The cost for security services for the Building, if any;

                  (v) The cost of janitorial and cleaning supplies and services for the Building;

                  (vi)   The cost of window cleaning for the Building;

                  (vii) The cost of landscaping services provided for the Building; and

                  (viii) The cost of services provided by Landlord and attributable to the operation, repair and maintenance of the Building to the extent required of Landlord under the Lease, including, without limitation, any such services related to the heating, air conditioning, ventilating, plumbing, electrical, elevator or other systems of the Building.

                  (c) Upon reasonable prior written request at any time during the term of the Lease, Tenant shall have the right to examine and audit Landlord's books and records at Landlord's office in the Atlanta, Georgia area with regard to all Operating Expenses shown in each of Landlord's billings to Tenant. Landlord shall promptly reimburse Tenant for any overcharge and overpayment revealed by such audit and, if such overcharge exceeds three percent (3%) of the actual amount of Operating Expenses which should have been charged to Tenant, Landlord shall also promptly reimburse Tenant for the reasonable cost of Tenant's audit.

         EXCEPT AS HEREINABOVE AMENDED, all of the terms, conditions and provisions of the Lease shall be applicable, and the parties hereto shall be bound thereby.



                    [SIGNATURES CONTAINED ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, Landlord and Tenant have duly set their hands and seals, in duplicate, to this First Amendment to Lease Contract under seal as of the day and year first written above.

As to Landlord:                               LANDLORD:

Signed, sealed and delivered in the
presence of:                                      /s/ Michael G. Perkins  (SEAL)
                                              ----------------------------
                                                      MICHAEL G. PERKINS


-------------------------------------

-------------------------------------
Notary Public (affix stamp and seal)


As to Tenant:                                 TENANT:

Signed, sealed and delivered in the           HEADHUNTERS, LLC
presence of:
                                              By:      Kenneth E. Dopher
                                                -------------------------------
                                                Title:       CFO
-------------------------------------                --------------------------

-------------------------------------         By:
Notary Public (affix stamp and seal)             ------------------------------
                                                 Title:
                                                       ------------------------
                                                 (affix corporate seal)